SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549
               ----------------------------

                        FORM 8-A

    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) OR 12(g) OF THE
           SECURITIES AND EXCHANGE ACT OF 1934


           CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
    (exact name of registrant as specified in its charter)

               New York                       13-5009430
     (State of incorporation)  (I.R.S. Employer Identification No.)
               4 Irving Place
             New York, New York
                   10003
    (Address of principal executive office)      (Zip code)


      Securities to be registered pursuant to Section 12(b) of the Act:
                                         Name of each exchange on
  Title of each class to                 which each class is to be
  be so registered                       registered

7.35%      Public      Income      NotES      (PINES)     The     New     York
Stock                                                   Exchange, Inc.

   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / x /

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


      Securities to be registered pursuant to Section 12(g) of the Act:

                         None
                   (Title of class)


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                                      - 2 -

ITEM 1.     Description of Registrant's Securities to be
            Registered

           The $275,000,000 aggregate principal amount of 7.35% Public Income NotES (7.35 Debentures, Series 1999 A, the "Securities") to be registered hereby are described in the Prospectus Supplement, dated June 25, 1999, relating to the offering of the Securities, submitted yesterday for filing with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, which Prospectus are incorporated herein by reference. The Securities were registered under the Securities Act of 1933 pursuant to certain Registration Statement on Form S-3 (Nos. 333-45745) relating to $500 million aggregate principal amount of unsecured debt securities of Registrant.


ITEM 2.     Exhibits

Exhibit
Number         Description

   1. Indenture, dated as of December 1, 1990, between Registrant and The Chase Manhattan
               Bank (National Association), as Trustee ("Chase"). (Incorporated by reference to Exhibit 4(h) to Registrant's Annual Report on Form 10-K for the Year ended December 31, 1990 --- Commission File No. 1-1217).

   2.          Form of  Supplemental  Indenture  between  Registrant  and Chase.
               (Incorporated by Reference To Exhibit No. 4.2 to Registrant's Registration Statement on Form S-3 (File No. 33-646567).)

   3 Form of Security. (Incorporated by Reference to Exhibit 4 to Registrant's Current Report on Form 8-K, dated June 25, 1999 Commission File No. 1-1217.)






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                                      - 3 -

                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: July 13, 1999         Consolidated Edison Company of
                                   New York, Inc.


                                By:  JOAN S. FREILICH
                                     Joan S. Freilich
                                     Executive Vice President and
                                       Chief Financial Officer